AMENDMENT NO. 7

TO THE AMENDED AND RESTATED

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 2004

AND

EFFECTIVE JANUARY 27, 2004

As Amended

FOR

SPDR® S&P 500® ETF TRUST

(“SPDR 500 TRUST” OR, THE “TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR 500 TRUST

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET GLOBAL ADVISORS TRUST COMPANY

AS TRUSTEE

DATED AS OF DECEMBER 19, 2025 AND TO BE EFFECTIVE SIMULTANEOUSLY WITH

FILING OF POST-EFFECTIVE AMENDMENT NO. 40 TO THE TRUST’S

REGISTRATION STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE ON OR

ABOUT JANUARY 26, 2026

This Amendment No. 7 (the “Amendment Agreement”) dated as of December 19, 2025 and to be effective simultaneously with the filing of Post-Effective Amendment No. 40 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about January 26, 2026, between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “AMENDED AND RESTATED STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 2004 AND EFFECTIVE JANUARY 27, 2004 FOR SPDR® S&P 500® ETF TRUST (“SPDR 500 TRUST” OR, THE “TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF THE SPDR 500 TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company, the former Trustee, entered into the Standard Terms to facilitate the creation of the SPDR 500 Trust; and

WHEREAS, the Trust is named SPDR® S&P 500® ETF Trust; and

WHEREAS, upon the advice of State Street Global Advisors Funds Distributors, LLC (“SSGA FD”), which has entered into an agreement with the Sponsor, pursuant to which SSGA FD has agreed to market and promote the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “SPDR® S&P 500® ETF Trust” to “State Street SPDR® S&P 500® ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The name of the Trust shall be changed in the Standard Terms from “SPDR® S&P 500® ETF Trust” to “State Street SPDR® S&P 500® ETF Trust” in each instance that it appears.

2. The short form name of the Trust shall be changed in the Standard Terms from “SPDR 500 Trust” to “State Street SPDR 500 Trust” in each instance that it appears.

3. All references in the Standard Terms to “SPDR 500 Trust” shall be replaced with “State Street SPDR 500 Trust”.

4. Pursuant to the first paragraph of Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (3) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

5. Pursuant to the second paragraph of Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

6. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

7. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

8. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:	/s/ Timothy Reilly
Name:
Title: NYSE Head of ETFS

ATTEST:
TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:	/s/ Mark Alberici
Name: MARK ALBERICI
Title: SENIOR MANAGING DIRECTOR

ATTEST:	/s/ Benjamin Donovan
TITLE:	VICE PRESIDENT, COMPLIANCE

STATE OF NEW YORK	)
:ss.:
COUNTY OF NEW YORK	)

On the 18 day of Dec in the year [2025] before me personally came Tim Reilly to me known, who, being by me duly sworn, did depose and say that [he] is the Head of ETFs of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that [he] signed [his] name thereto by like authority.

/s/ Kim Dibdin
Notary Public

KIM DIBDIN NOTARY PUBLIC-STATE OF NEW YORK No. 01 DI6413338 Qualified in New York County My Commission Expires 01-25-2029

COMMONWEALTH OF MASSACHUSETTS	)
: ss.:
COUNTY OF [ ]	)

On this 18 day of [Dec] in the year [2025], before me personally appeared MARK ALBERICI, to me known, who, being by me duly sworn, did depose and say that [he] is SENIOR MANAGING DIRCTOR of State Street Global Advisors Trust Company, the trust company described in and which executed the above instrument; and that [he] signed [his] name thereto by authority of the board of directors of said trust company.

/s/ Benjamin Henry Donovan
Notary Public

Benjamin Henry Donovan NOTARY PUBLIC Commonwealth of Massachusetts My Commission Expires September 21, 2029